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                                                                   Exhibit 4.11

DST Systems, Inc.                               USCS International, Inc.
333 West 11th Street, 5th Floor                 2969 Prospect Park Drive
Kansas City, MO  64105                          Rancho Cordova, CA  95670


Gentlemen:

     The undersigned is a holder of shares or has a right to hold shares of Common Stock, par value $0.05 per share ("Common Stock"), of USCS International, Inc., a Delaware corporation ("USCS"), and will be entitled to receive in connection with the merger (the "Merger") of a wholly-owned Delaware subsidiary of DST Systems, Inc., a Delaware corporation ("DST"), with and into USCS, shares of Common Stock, par value $0.01 per share, of DST (the "Securities").

     The undersigned acknowledges that the undersigned may be deemed an "affiliate" of USCS within the meaning of Rule 145 ("Rule 145") promulgated under the Securities Act of 1933, as amended (the "Act"), and/or as such term is used in and for purposes of Accounting Series Releases 130 and 135, as amended, of the Securities and Exchange Commission (the "Commission"), although nothing contained herein shall be construed as an admission of such status.

     If in fact the undersigned were an affiliate of USCS under the Act, the undersigned's ability to sell, assign or transfer any Securities received by the undersigned in exchange for any shares of USCS pursuant to the Merger may be restricted unless such transaction is registered under the Act or an exemption from such registration is available. The undersigned understands that such exemptions are limited and the undersigned has obtained advice of counsel as to the nature and conditions of such exemptions, including instruction with respect to the applicability to the sale of such Securities of Rules 144 and 145(d) promulgated under the Act.

     The undersigned hereby represents to and covenants to DST that the undersigned will not sell, assign or transfer any Securities received by the undersigned in exchange for shares of Common Stock pursuant to the Merger except
(i) pursuant to an effective registration statement under the Act, (ii) by a transaction in conformity with the volume and other limitations of Rule 145 or Rule 144 under the Act ("Rule 144"), to the extent applicable, or any other applicable rules promulgated by the Commission or (iii) in a transaction which, in the opinion of independent counsel reasonably satisfactory to DST, or as described in a "no-action" or interpretative letter from the Staff of the Commission, is not required to be registered under the Act.

     In the event of a sale of Securities pursuant to Rule 145, or, if applicable, Rule 144, the undersigned will supply DST with evidence of compliance with such Rule, in the form of customary seller's and broker's Rule 145 or, if applicable, Rule 144, representation letters or as DST may otherwise reasonably request. The undersigned understands that DST may instruct its transfer agent to withhold the transfer of any Securities disposed of by the undersigned in a manner inconsistent with this letter.


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     The undersigned acknowledges and agrees that appropriate legends will be placed on certificates representing Securities received by the undersigned in the Merger or held by a transferee thereof, which legends will be removed (i) by delivery of substitute certificates upon receipt of an opinion in form and substance reasonably satisfactory to DST to the effect that such legends are no longer required for the purposes of the Act and the rules and regulations of the Commission promulgated thereunder or (ii) in the event of a sale of the Securities which has been registered under the Act.

     The undersigned further represents to, and covenants with USCS and DST that the undersigned will not, during the period beginning on the date that DST gives written notice that consummation of the Merger is reasonably expected to occur within 30 days of the date of such notice, sell, transfer or otherwise dispose of, or reduce any risk relative to, securities of USCS, or the Securities received by the undersigned in the Merger or any other shares of the capital stock of DST until after the earlier of (I) such time as results covering at least 30 days of operations of DST (including the combined operations of USCS) have been published by DST in the form of a quarterly earnings report, or an annual report on Form 10-K, if such 30-day period includes the end of DST's fiscal year, an effective registration statement filed with the Commission, a report to the Commission on Form 10-K, 10-Q, or 8-K, or any other public filing or announcement which includes such results of operations or (ii)60 days from the day on which the Merger takes place. Notwithstanding any other provision of this letter, if the consummation of the Merger occurs after December 1, 1998 and on or before December 31, 1998, the period referred to in this paragraph will extend at least through February 15, 1999.

     The undersigned acknowledges that it has carefully reviewed this letter and understands the requirements hereof and the limitations imposed upon the distribution, sale, transfer or other disposition of Securities.

                               Very truly yours,

                               /s/ George L. Argyros
                               --------------------------
                               George L. Argyros
                               Arnel & Affiliates
                               949 South Coast Drive, Suite 600
                               Costa Mesa, CA 92626-7737


Dated:    11-3-98
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